Exhibit 24

AMENDMENT NO. 1 TO POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by ADS-TEC Energy PLC, an Irish public limited company duly incorporated under the laws of Ireland, this Amendment No. 1 to Power of Attorney (“Amendment No. 1”) is made as of this 30th day of January, 2026, by the undersigned.

WHEREAS, the undersigned executed that certain Power of Attorney dated December 13, 2024, attached hereto as Exhibit A (the “Power of Attorney”); and

WHEREAS, the Power of Attorney appointed the individuals named on Schedule A thereto, as may be amended from time to time, as attorneys-in-fact; and

WHEREAS, the undersigned desires to amend the Power of Attorney to replace Stefan Berndt-von Buelow with Torsten Klee as attorney-in-fact listed on Schedule A.

NOW, THEREFORE, the Power of Attorney is hereby amended as follows:

1.	Amendment to Schedule A. Schedule A to the Power of Attorney is hereby amended and restated in its entirety to read as set forth on Schedule A attached hereto.

2.	Continuing Effect. Except as expressly amended hereby, the Power of Attorney shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to be executed as of the date first written above.

By:	/s/ Sonja Harms
Name:	Sonja Harms

Schedule A

Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution

1. Torsten Klee

2. Sandra Maier

Exhibit A

(attached)

POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by ADS-TEC Energy PLC, an Irish public limited company duly incorporated under the laws of Ireland (the “Company”), the undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Form 144 in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G or Form 144, complete and execute any amendment or amendments thereto, and timely file such schedule or form with the SEC and any stock exchange or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 and 15(d) of the Exchange Act or Rule 144 promulgated under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D and 13G and Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of December, 2024.

By:	/s/ Sonja Harms
Name:	Sonja Harms

Schedule A

Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution

1. Stefan Berndt-von Buelow

2. Sandra Maier